Incorporated under the laws of the State of Colorado

NUMBER

SHARES

OptimizeRx

Authorized 500,000,000 shares of Common Stock at par value $0.001

CUSIP 68401U 10 5

SEE REVERSE FOR CERTAIN DEFINITIONS

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

This Certifies that

is the Owner of

Fully paid and non-assessable shares of Common Stock of

OptimizeRx Corporation

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

President

Seal